Alliance Media Group Holdings, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERT.9999

CERTIFICATE NUMBER

9,000,000

SHARES

PAR VALUE $0.001
COMMON STOCK

CUSIP NO. 999999ZZ9

SPECIMEN

THIS CERTIFIES THAT

IS THE OWNER OF *NINE MILLION*

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

Alliance Media Group Holdings, Inc.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: 01/01/2009

Daniel de Liege
President/Secretary.

Johan Sturm
Chairman

Alliance Media Group Holdings, Inc.
Corporate
Seal
NEVADA

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

15500 Roosevelt BLVD, Suite 301 Clearwater FL 33760
727.289.0010

CERT-9999

999999 TEST ISSUE REF 1000 5.4375% 12/31/05